UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Mercantile Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mercantile Bancorp, Inc.
200 North 33rd Street
Quincy, IL 62301

April 25, 2011

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Mercantile Bancorp, Inc., to be held at Mercantile Bank, located at 200 North 33rd Street, Quincy, Illinois, on Monday, May 23, 2011, commencing at 2 p.m., local time.  The business to be conducted at this meeting is described in the accompanying notice of annual meeting and proxy statement and includes the following items:

1.	Election of the eight directors of our Company, each to hold office until the 2012 annual meeting of the stockholders;

2.	Ratification of the selection of the accounting firm of BKD, LLP as the independent auditors of our Company for the year ending December 31, 2011; and

3.	Transaction of such other business as properly may come before the meeting and any adjournment, postponement or continuation of the meeting.

In addition, there will be an opportunity to meet with members of senior management and review the business and operations of our Company. Your Board of Directors joins with me in urging you to attend the meeting and recommends you vote “FOR” items 1 and 2.  Whether or not you plan to attend the meeting, however, please sign, date, and return the enclosed proxy card promptly.  A prepaid return envelope is provided for this purpose.  You may also vote via the internet or telephone, which methods are explained in more detail in the proxy statement.  You may revoke your proxy in the manner described in the proxy statement at any time before it is exercised, and it will not be used if you attend the meeting and prefer to vote in person.

Sincerely yours,

Ted T. Awerkamp
President and Chief Executive Officer

Mercantile Bancorp, Inc.
200 North 33rd Street
Quincy, Illinois 62301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2011

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Mercantile Bancorp, Inc., a Delaware corporation, will be held at Mercantile Bank, located at 200 North 33rd Street, Quincy, Illinois, on Monday, May 23, 2011, commencing at 2 p.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

1.
To elect the eight directors of our Company, each to hold office until the 2012 annual meeting of the stockholders and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To ratify the selection of the accounting firm of BKD, LLP as the independent auditors of our Company for the year ending December 31, 2011; and

3.	To transact such other business as properly may come before the meeting and any adjournment, postponement or continuation of the meeting.

Our Board of Directors has fixed the close of business on April 11, 2011 as the record date for determination of the stockholders entitled to notice of, and to vote at, the annual meeting.

All stockholders are cordially invited to attend the meeting.  Whether or not you intend to be present at the meeting, our Board of Directors solicits you to sign, date, and return the enclosed proxy card promptly.  A prepaid return envelope is provided for this purpose.  You may also vote via the internet or telephone, which methods are explained in more detail in the proxy statement.  You may revoke your proxy in the manner described in the proxy statement before it is exercised, and it will not be used if you attend the meeting and prefer to vote in person.  Your vote is important, and all stockholders are urged to be present in person or by proxy.

By Order of the Board of Directors

Ted T. Awerkamp
President and Chief Executive Officer

April 25, 2011
Quincy, Illinois

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.  YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT PRIOR TO THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR DIRECTOR PROPOSED IN ITEM 1 AND “FOR” THE RATIFICATION OF BKD, LLP AS OUR INDPENDENT AUDITORS IN ITEM 2.

Mercantile Bancorp, Inc.
200 North 33rd Street
Quincy, Illinois 62301
__________________

PROXY STATEMENT
__________________

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2011
__________________

INTRODUCTION

The Board of Directors of Mercantile Bancorp, Inc. (the “Company”) solicits your proxy for use at the annual meeting of stockholders to be held on Monday, May 23, 2011, and at any adjournment or adjournments thereof.  The annual meeting will commence at 2 p.m., local time, and will be held at Mercantile Bank, located at 200 North 33rd Street, Quincy, Illinois.

Our Company is a multi-bank holding company based in Quincy, Illinois.  Through our majority-owned subsidiaries, now consisting of one bank each in Illinois, Kansas and Florida, the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products.  Those banking organizations are Mercantile Bank in Illinois; Heartland Bank, in Kansas; and Royal Palm Bancorp, Inc., sole shareholder of Royal Palm Bank of Florida.  The Company also operates Mercantile Bank branch offices in Indiana and Missouri and a Heartland Bank branch office in Missouri.  More information is available on the Company's website at www.mercbanx.com. The information on the Company’s website is not incorporated by reference and is not a part of this proxy statement.

Our principal executive offices are located at 200 North 33rd Street, Quincy, Illinois, 62301.  This proxy statement and the enclosed form of proxy were first mailed to stockholders on or about April 25, 2011.

INFORMATION ABOUT THE MEETING AND VOTING

Purposes of the Meeting

The purposes of the annual meeting are:

●
to elect the eight directors of our Company, each to hold office until the 2012 annual meeting of the stockholders of our Company and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

●	to ratify the selection of the accounting firm of BKD, LLP as the independent auditors of our Company for the year ending December 31, 2011; and

●	to transact such other business as may properly come before the annual meeting and any adjournment, postponement or continuation of the meeting.

 Stockholders Entitled to Vote at the Meeting

Stockholders of record of our common stock as of the close of business on April 11, 2011 are entitled to notice of, and to vote at, the annual meeting or any adjournment or adjournments thereof.  As of this record date, 8,748,330 shares of our Company’s common stock, $0.4167 par value per share, were issued and outstanding.  Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the annual meeting and can be voted only if the record owner is present in person at the meeting or represented by proxy.  The Company has no other authorized series of common stock.  In February 2009, the Company’s stockholders approved the creation of one or more classes of preferred stock from time to time with features that the Board of Directors determines are appropriate; however, no classes of preferred stock have been established and no shares of preferred stock have been issued or are outstanding as of the date of this proxy statement.

Voting by Proxy by Mail

This proxy statement is being sent to you by our Board of Directors for the purpose of requesting that you allow your shares of common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  We urge you to complete, date and sign the enclosed form of proxy and return it promptly in the enclosed postage prepaid envelope so that it is received by the Company’s Secretary no later than 10 a.m. on Friday, May 20, 2011.  If you properly complete and sign your proxy card and send it to us so that it is received in time to vote, the shares represented by your proxy will be voted as you have directed.  If you sign the proxy card but do not make specific voting instructions, your shares will be voted as follows:

●           “FOR” the election of the Board’s nominees for director named in this proxy statement; and

●           “FOR” ratification of the selection of the accounting firm of BKD, LLP as our Company’s independent auditors for the year ending December 31, 2011.

If any other matter is properly brought before the annual meeting, your shares will be voted in accordance with the discretion and judgment of the appointed proxies.  A stockholder who has delivered a proxy by mail may revoke it before it is exercised at the annual meeting by (a) filing written notice of revocation with the Secretary of our Company, (b) executing and delivering to the Secretary of our Company a proxy card bearing a later date, (c) appearing at the annual meeting and voting in person after notifying the Secretary in advance of your intent to vote in person, or (d) following the telephonic or internet revocation/re-voting procedures described in the section below entitled “Voting by Proxy by Telephone or Internet,” all by the deadlines specified below.

If you intend to revoke your proxy by filing a written notice of revocation or executing and delivering a proxy card bearing a later date, such notice or later-dated proxy must be received by the Secretary no later than 10 a.m. on Friday, May 20, 2011, in order to be valid.  If you intend to appear at the annual meeting and vote in person instead of by a proxy that has already been delivered to the Company, then you must notify the Secretary no later than 10 a.m. on Friday, May 20, 2011, of your intention to attend in person and that your proxy is thus revoked.  Revocations or re-voting by later-dated proxies via the internet or telephone must be made by 11:59 p.m. (central time), Saturday, May 21, 2011, in order to be effective.  Any revocations or later-dated proxies received after these deadlines will be disregarded.

Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner.  The instructions above apply to record owners, not beneficial owners.  For beneficial owners, your broker or nominee should send you voting instructions for you to use in directing the broker or nominee on how to vote your shares.  Your broker or nominee may allow you to deliver your voting instructions to them via the telephone or the internet.  The Company also permits voting via the telephone or internet for record owners, as described in more detail below.

Voting by Proxy by the Telephone or Internet

This year we are again asking our stockholders to help save the Company money by voting their proxies via the internet or telephone, rather than by return mail.

If you are a beneficial owner, but not a record owner, you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares voted.  Most nominees that are institutions make internet or telephone voting options available to the beneficial owners for whom they hold shares, so please see the voting instructions from those institutions for specific information about how to vote via the internet or telephone.

If your shares are registered directly in your name with our transfer agent, Illinois Stock Transfer Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you.  As the stockholder of record, you have the right to vote by proxy.  We encourage our registered stockholders to vote:

By internet – http://www.ilstk.com, click on “Shareholder Services,” and select the “Internet Voting” tab.

By touch-tone telephone – (800) 555-8140.

Please have your proxy card in hand when you access the website or call the toll-free number.  You will be prompted to enter your Voter Control Number, which is located on the front of the proxy card.  Then you can follow the directions provided.

If you elect to vote via the internet or telephone, only votes cast no later than 11:59 p.m. (Central time) on Saturday, May 21, 2011, will be accepted.  If you vote via the internet or telephone and wish to revoke your proxy or re-vote your shares by later-dated proxy, you can do so by internet or telephone using the website or telephone number listed above or by following one of the other procedures for revocation or re-voting set forth above under “Voting by Proxy by Mail,” provided that you meet the requirements and deadlines listed.

Electronic Delivery of Proxy Materials – Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 23, 2011

This proxy statement, proxy card and our 2010 Annual Report to Stockholders are available in advance of the annual meeting by selecting the “Materials, Voting & Delivery” option in the “Investor Relations” section of our Company’s website at www.mercbanx.com.  You may also elect through the “Investor Relations” section to receive email notification when these documents become available on our website in future years.  If you elect to receive the email notification, you will receive an email message next year containing the internet address to access the documents.  You do not have to re-elect internet access each year.  Your choice will remain in effect until you indicate otherwise.  To view, cancel or change your enrollment profile, please re-visit the “Materials, Voting & Delivery” option in the “Investor Relations” section of our website at www.mercbanx.com.

If you are a stockholder of record, you will receive automatically a complete set of printed annual meeting materials regardless of whether you have also elected to view the materials on our website.  Electronic-only delivery of materials is not currently available for stockholders of record.  If, however, you hold your shares through a bank, stockbroker, or other nominee, please refer to the information provided by that nominee for instructions on how to elect to access future proxy statements and annual reports over the internet exclusively.  Doing so will save the Company printing and mailing expenses.  Such an option may or may not be available to beneficial owners, depending upon the procedures followed by the bank, stockbroker, or other nominee.

Attending the Meeting and Voting in Person

As a stockholder, you may attend the annual meeting regardless of whether you have elected to vote your shares by proxy.  If your shares are held in the name of your broker, bank or other nominee (commonly referred to as being held in “street name”), proof of your beneficial ownership may be required before you will be admitted to the meeting.  Examples of proof of ownership are a recent brokerage statement or a letter from the bank, broker, or other nominee that holds the shares.

If you attend the annual meeting and wish to vote in person (and have not already voted by proxy unless the proxy has been validly revoked), we will give you a ballot when you arrive.  If you want to vote shares of common stock that are held in “street name” in person at the meeting, you will have to obtain a written proxy authorizing you to vote the shares from the broker, bank or other nominee who holds your shares and present this proxy at the meeting.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting.  The presence in person or by proxy of stockholders holding a majority of the total outstanding shares of our Company’s common stock will constitute a quorum at the annual meeting.  Shares of common stock represented by a proxy that directs that the shares be voted to abstain or to withhold a vote on matters or that otherwise may not be voted on matters will nevertheless be counted in determining whether a quorum is present.  Shares of common stock as to which there is a “broker non-vote” on one or more matters will be counted as present or represented at the meeting for purposes of determining a quorum, even though such shares may not and will not be voted on those matters.  “Broker non-votes” are proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the broker has not received instructions as to how to vote on those proposals and does not have discretionary voting authority with respect to such proposals.  If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

Required Vote to Approve Each Proposal

Election of Directors.  Directors are elected by a plurality of the votes cast, in person or by proxy, by stockholders entitled to vote at the annual meeting for that purpose.  A “plurality” means receiving a higher number of votes than any other candidate.  In other words, the eight nominees receiving the most “FOR” votes will be elected director.  Stockholders can withhold authority to vote for one or more nominees for director.  Votes withheld from a particular nominee may under particular circumstances have an effect on the election of directors or result in the defeat of one or more of the Board’s nominees if there are more nominees for Board seats than there are seats to be filled at the election, which is not the case for the 2011 annual meeting.  Each outstanding share of common stock is entitled to one vote on each director position to be filled at the meeting.  Stockholders do not have cumulative voting rights in the election of directors, meaning they cannot aggregate their votes on all seats to be filled and vote them on a lesser number of nominees or a single nominee.

Ratification of Auditors.  The affirmative vote of a majority of the votes cast is required for the ratification of the selection of BKD, LLP as our independent auditors for the year ending December 31, 2011.  Any stockholder represented in person or by proxy at the meeting and entitled to vote on the subject matter may elect to abstain from voting on this proposal.  If so, such abstention will not be counted as a vote cast on the item and, therefore, will have no effect on the vote for this proposal.  Similarly, a decision by a stockholder not to attend the meeting or be represented by proxy will have no effect on the vote for this proposal.

Other Matters.  The affirmative vote of a majority of the votes cast on any other matter is required for the approval of any such other matter as properly may come before the annual meeting or any adjournment thereof, unless the Company’s certificate of incorporation or bylaws or applicable law requires otherwise.  Provided there is a quorum of stockholders present in person or by proxy, stockholders not attending the meeting, by proxy or in person, or stockholders who are present in person or by proxy but who elect to abstain from the vote will have no effect on the vote for this proposal.

Effect of Broker Non-Votes

As previously stated, broker non-votes are proxies submitted by brokers that are not voted for some or all of the proposals because the broker has not received instructions as to how to vote on those proposals and does not have discretionary voting authority with respect to such proposals.  Brokers are subject to New York Stock Exchange (“NYSE”) rules. The NYSE rules direct that, if you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instruction.  If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). Broker non-votes are deemed to be shares entitled to vote on such matters and, therefore, count for purposes of determining a quorum.  With respect to any proposals requiring the affirmative vote of a majority of the votes cast, in person or by proxy at the meeting (such as Item 2 in this proxy statement) or a plurality of the votes cast in person or by proxy (such as Item 1 in this proxy statement), broker non-votes will have no effect upon the outcome of the vote.  With respect to any proposals requiring the affirmative vote of a designated percentage of all outstanding shares entitled to vote or of a quorum (there are no such proposals in this proxy statement), broker non-votes would be the equivalent of a vote “AGAINST” such proposals.

Under changes to the NYSE rules, the election of directors is no longer considered a routine item. This means that brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on the election of directors.  We urge you to provide voting instructions to your broker so that your votes may be counted.

Solicitation of Proxies

Our Board of Directors is making this solicitation of proxies for the annual meeting.  The Company will bear all costs of such solicitation, including the cost of preparing and mailing this proxy statement and the enclosed form of proxy.  After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, email, facsimile transmission or personally by directors, officers, employees, or agents of the Company or its subsidiaries.  Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and the Company will pay their reasonable out-of-pocket expenses.  The Company has engaged the Illinois Stock Transfer Company to act as its transfer agent, and the Company will thus bear any costs related to the transfer agent’s services.

A list of stockholders entitled to vote at the annual meeting will be available for examination at least ten days prior to the date of the annual meeting during normal business hours at the principal place of business of the Company located at 200 North 33rd Street, Quincy, Illinois.  The list also will be available at the annual meeting.

ITEM 1
ELECTION OF DIRECTORS
The Board of Directors

The first item to be submitted to a vote at the annual meeting is the election of eight directors of the Company, each to serve for a term of one year to expire at the 2012 annual meeting of stockholders.  Our Board of Directors currently consists of eight members, as follows:  Ted T. Awerkamp, Julie A. Brink, Michael J. Foster, Lee R. Keith, William G. Keller, Jr., Dennis M. Prock, John R. Spake, and James W. Tracy.

Upon the recommendation of the Nominating/Corporate Governance Committee, the Company’s Board of Directors has nominated all of the current directors for reelection to the Board at the 2011 annual meeting.

Unless authority to vote for the nominees or a particular nominee is withheld, all shares represented by properly executed proxies in the form enclosed will be voted for the election of these eight nominees as directors.  In the event that one or more of the nominees should become unavailable for election prior to the meeting, the shares represented by properly executed proxies in the enclosed form will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld.  Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

The Board of Directors recommends unanimously that you vote “FOR” the election of Ted T. Awerkamp, Julie A. Brink, Michael J. Foster, Lee R. Keith, William G. Keller Jr., Dennis M. Prock, John R. Spake, and James W. Tracy as directors.

Information on Directors and Nominees

The following table sets forth certain information with respect to each current director of the Company who has been re-nominated for election as a director at the annual meeting.

Name	Age	Position With our Company	Company Director Since

Ted T. Awerkamp	53	President and CEO, Director	1994

Julie A. Brink	43	Director	2009

Michael J. Foster	63	Chairman of the Board	2003

Lee R. Keith	57	Director	2009

William G. Keller, Jr.	62	Director	1983

Dennis M. Prock	56	Director	2006

John R. Spake	59	Director	2009

James W. Tracy	56	Director	2007

The business experience during at least the last five years of each current director and nominee, and other information about the person’s experience, qualifications, attributes and/or skills that the Company’s Nominating/Corporate Governance Committee considered important in its process for determining its nominees for director, are as follows:

Ted T. Awerkamp was named President and Chief Executive Officer of the Company as of March 1, 2007.  Prior to that date, he served as Vice President and Secretary of the Company (since 1994) and as President and CEO of Mercantile Bank (since 2005).  He served as Executive Vice President and Chief Operating Officer of Mercantile Bank from 1993 to 2005.  Prior to 1993, he served as Vice President of Mercantile Bank and as President, Chief Executive Officer and a director of the former Security State Bank of Hamilton (later merged with Marine Bank & Trust).  Prior to joining Mercantile Bank in 1984, he worked for two years as a bank examiner for the Commissioner of Bank and Trust Companies of the State of Illinois.  Mr. Awerkamp has also been active in numerous civic, charitable and industry organizations in the Quincy area.  Mr. Awerkamp has been a member of the Board of Directors of the Company and Mercantile Bank since 1994 and is the Chairman of the Board of Mercantile Bank.  Mr. Awerkamp is also a director of the following subsidiaries of the Company:  Royal Palm Bancorp, Inc. and its subsidiary Royal Palm Bank of Florida, both of which he is Chairman; Heartland Bank; and Mercantile Investments, Inc.  He was also a director of Mid-America Bancorp, Inc., a subsidiary of the Company that owned Heartland Bank, until Mid-America’s merger into the Company in April 2011.

Julie A. Brink is Vice President (since 2009) and Secretary of R.L. Brink Corp. (since 1980), which is engaged in heavy construction and concrete and asphalt production, and Vice President (since 2009) and Secretary of Thompson, Inc. (since 1985), an interstate trucking company.  She has been employed in various capacities by R.L. Brink Corp. since 1990.  Both businesses are headquartered in Quincy, Illinois.  She is also Vice President of Leeser TX, Inc. (since 1988), an interstate trucking company located in Palmyra, Missouri.  Ms. Brink has been involved in many civic and charitable organizations in the Quincy area and has served as a director of the Company and Mercantile Bank since 2009.

Michael J. Foster is a retired agribusiness executive, having worked for 33 years in the international livestock feed and supplement business.  He was President of ADM Alliance Nutrition, Inc. (“ADM Alliance”), a subsidiary of Archer-Daniels-Midland Company, from 1998 through 2004.  ADM Alliance is headquartered in Quincy, Illinois, and manufactures and sells livestock feeds nationally and internationally.  In that capacity, Mr. Foster was responsible for approximately 2,000 employees and $800 million in sales volume.  From 1992 through 1999, he served as a member of the Advisory Board of Directors for Mercantile Bank of St. Louis, a bank unrelated to the Company.  Mr. Foster is currently engaged in several civic and charitable organizations, including serving as chairman of a nonprofit integrated health care delivery system headquartered in Quincy.  He has served as a director of the Company and of Mercantile Bank since 2003.   He was also a director of Mid-America Bancorp, Inc., a subsidiary of the Company that owned Heartland Bank, until Mid-America’s merger into the Company in April 2011.

Lee R. Keith is President and Chief Lending Officer of Providence Bank, formerly Premier Bank, (since 2009) in St. Peters, Missouri and has over 33 years of experience in the banking industry.  From 2008 through 2009, he was President of Mid-MO Bank in Springfield, Missouri.  He served as President of Progress Bank/First State Community Bank in Sullivan, Missouri, from 2006 through 2008, and as President of Gold Bank in St. Joseph, Missouri, from 2000 through 2006.  Prior to 2000, he worked in various other executive and operational positions in the banking industry.  Mr. Keith has served as a director of the Company and Mercantile Bank since 2009.

William G. Keller, Jr., is a partner with the law firm of Schmiedeskamp, Robertson, Neu & Mitchell LLP, located in Quincy, Illinois, which acts as outside counsel to the Company and its subsidiaries.  He has over 35 years of experience practicing law, including the representation of individuals and entities in the areas of estate planning, banking, corporate law, and finance.  Mr. Keller has been and currently is involved in many civic and charitable organizations in the Quincy area and has been a director of the Company since its inception in 1983 and Mercantile Bank since 1982.  Mr. Keller also serves as a director of the Company’s indirect subsidiary Mercantile Investments, Inc.  He was also a director of Mid-America Bancorp, Inc., a subsidiary of the Company that owned Heartland Bank, until Mid-America’s merger into the Company in April 2011.

Dennis M. Prock is chairman of the board and founder of For Your Convenience, one of the largest distributors of convenience store equipment in the country, which since 1986 has manufactured millwork, walk-in coolers, and graphics for major convenience store chains across America.  Mr. Prock has been chairman of For Your Convenience since 1986 and served as its President from 1986 to 2004.  From 1995 through 2002, he also served as President of Huck Store Fixture Co. in Quincy, Illinois.  Mr. Prock is involved in numerous business enterprises in Missouri and Illinois.  Mr. Prock has been a director of the Company and Mercantile Bank since 2006 and serves as a director of the Company’s subsidiary Royal Palm Bancorp, Inc. (and its subsidiary Royal Palm Bank of Florida).

John R. Spake has been President and Chief Executive Officer of Comstock-Castle Stove Company for more than 10 years.  The company manufactures and services commercial cooking equipment, selling in the U.S. and internationally.  Mr. Spake is active in community and trade organizations, having served as a member of the Board of Directors of both the Quincy Area Chamber of Commerce and the North American Association of Food Equipment Manufacturers for the past six years.  He has been a director of the Company and Mercantile Bank since 2009.

James W. Tracy is Senior Vice President and General Counsel of Dot Foods, Inc., headquartered in Mt. Sterling, Illinois, a redistributor of food products from manufacturers to distributors throughout the United States.  He has been employed with Dot Foods, Inc. since 1980 and, prior to taking his current position in 2002, he was Senior Vice President of Operations.  He has served on the Board of Directors of Dot Foods, Inc. for over 25 years.  In addition, Mr. Tracy has served on the board of directors of numerous industry-specific and civic organizations, including Loyola Family Business Center, Mt. Sterling Chamber of Commerce, Mt. Sterling Community Center, West Central Mass Transit Board, Brown County Economic Development Board, and the International Foodservice Distributors Association.  He was a director of the Company’s former subsidiary Brown County State Bank from 2000 through early 2010, and has been a director of the Company and Mercantile Bank since 2007.

There is no arrangement or understanding between any director or nominee and the Company or any other person pursuant to which such director was selected as a director as of the date of this proxy statement.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The second item to be submitted to a vote at the meeting is the ratification of the selection of our independent auditors.  The Audit Committee of our Board of Directors has selected the independent certified public accounting firm of BKD, LLP as our Company’s independent auditors to audit the books, records, and accounts of our Company for the year ending December 31, 2011.  Stockholders will be asked to ratify this decision.

BKD, LLP has served as our Company’s independent auditors since 2001.  A representative of BKD, LLP is expected to be present at the annual meeting.  Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Submission of the selection of the independent auditors to the stockholders for ratification is not required by the Company’s certificate of incorporation, bylaws, or applicable law.  Nevertheless, the Board of Directors believes it is appropriate to give stockholders the opportunity to ratify the decision of the Audit Committee.  Neither the Audit Committee nor the Board will be bound by the stockholders’ vote at the meeting but may take the stockholders’ vote into account in future determinations regarding the retention of an independent auditor.  Also, submission of the matter to the stockholders this year will not limit the authority of the Audit Committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.

Additional information relating to the independent auditor and the work of the Audit Committee is set forth below under the heading “Audit Committee Report and Independent Auditor Information.”

The Board of Directors recommends unanimously that you vote “FOR” ratification of the selection of BKD, LLP.

CORPORATE GOVERNANCE

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Company’s executive officers and other key employees, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Board of Directors believes that the purpose of corporate governance is to ensure that we protect stockholder value through appropriate policies and procedures governing management functions of the Company. The Board has adopted corporate governance practices, which the Board and senior management believe promote this purpose. The Board and, in particular, its Nominating/Corporate Governance Committee, periodically review these governance practices, both in light of prevailing good corporate governance practices generally and for purposes of ensuring compliance with the rules and listing standards of NYSE Amex, the stock exchange on which the Company’s common stock is listed for trading, and the regulations of the Securities and Exchange Commission.

Director Independence

The Board has determined that a majority of the current directors and all current members of the Nominating/Corporate Governance, Compensation, and Audit Committees are “independent” for purposes of Section 802 of the NYSE Amex Company Guide.  Specifically, the Board has determined that the following current directors and director nominees are independent:  Julie A. Brink, Michael J. Foster, Lee R. Keith, Dennis M. Prock, John R. Spake, and James W. Tracy. In addition, Alexander J. House served as a director through November 15, 2010, at which time Mr. House resigned as a director to pursue personal business interests.  The Board had determined previously that Mr. House was independent at the time of his service to the Company in 2010. The Board based these determinations primarily on its review of the responses of these individuals to questionnaires regarding their personal history, their business and professional relationships with the Company as well as those of their families and their business affiliates, and other relationships they may have with management.

In making determinations of independence, the Board uses the definition of “independent” provided in Section 803 of the NYSE Amex Company Guide, including the objective measures of director independence established in that section.  In applying this NYSE Amex definition of independence, the Board considers a wide range of subjective factors, including the following: personal relationships between the director and Company management, business relationships between the Company and the director (including the latter’s immediate family members and controlled business interests) that do not exceed the dollar thresholds automatically resulting in loss of independence under the NYSE Amex guidelines but that nevertheless may be significant to one or both parties, and other relationships between the director and the Company or its management that may affect independent judgment.  Chief among these other relationships are customer relationships that a director may have with the Company.

Generally, the Board does not believe that the mere existence of a traditional customer relationship between a director (including the director’s immediate family and controlled business interests) and the Company, where, for example, the director is a borrower, depositor or trust customer of the Company, will jeopardize the independence of the director, except in cases where the dollar amount of the relationship or account in question is extraordinarily large or where the particular relationship or account is experiencing significant difficulties.

In reviewing the independence of the current directors, the Board determined that none of these individuals, directly or through their families or controlled companies, had an extraordinarily large or troubled customer relationship of any kind with the Company or its banks although several maintain deposit accounts of various types with us and/or have personal or corporate loans from us of a non-troubled nature.  Moreover, none of the individuals deemed independent had any non-customer business relationships with us at all, directly or indirectly through their families or controlled businesses.  Finally, none of the individuals deemed independent had personal ties to Company management that were considered by the Board to be so material as to compromise his independence.

The directors and nominees who were determined not to be independent under applicable NYSE Amex guidelines were Ted T. Awerkamp, because he is a current executive officer of the Company; and William G. Keller, Jr., because of the extent of his law firm’s representation of the Company.  Previously, Mr. Keith was determined not to be independent because he was appointed as a director at the request of Great River Bancshares, Inc., the Company’s former, primary lender (“Great River”), which is owned by R. Dean Phillips (the Company’s largest stockholder), pursuant to the Company’s contractual obligation to include a representative selected by Mr. Phillips on the Company’s Board.  The lending arrangement between the Company and Great River terminated as of December 31, 2010, including Great River’s right to select a representative for the Company’s Board.  Mr. Keith has no direct or indirect business relationships with Great River or Mr. Phillips.  Therefore, the Nominating/Corporate Governance Committee determined Mr. Keith is now independent.

Executive Sessions of Independent Directors

The Company’s Corporate Governance policies require the Board to provide for regular executive sessions including only independent directors. At least once a year, the Board holds an executive session including only independent directors.  In 2010, all of the independent directors attended the executive session.  In addition, the Board’s three principal committees, Nominating/Corporate Governance, Compensation, and Audit, consist of only independent directors, and the chair position of these committees rotates among those directors.  Therefore, each meeting of these committees permits the independent directors to address Company business in executive session to the extent desired, and each independent director has a significant role in setting committee agendas and conducting committee meetings.

Information Concerning the Board and Committees of the Board

Board Meetings; Attendance Record

In 2010 our Board of Directors held 13 regular meetings and 4 special meetings.  Each director attended at least 75% of the regular and special meetings of the Board during the year and at least 75% of the meetings of committees of the Board on which he or she served (in each case for the period during which he served).  Our directors discharge their responsibilities throughout the year, not only at Board and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to our Company.

Our directors are expected to attend our annual meeting of stockholders absent a compelling reason, such as a family or medical emergency, but we do not otherwise have a policy regarding such attendance.  All directors were present at the annual meeting of the stockholders held in May 2010.  The Board of Directors typically holds its annual organizational meeting immediately following the annual meeting of stockholders, which facilitates the directors’ ability to attend the annual meeting of stockholders.

Board Committees

Our Board of Directors has established three standing committees:  an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee.  There currently are no other standing executive or other committees of our Board, or committees performing similar functions.  However, the Board established two ad hoc committees in 2009 - the Special Committee (which has been charged with overseeing the creation and implementation of the Company’s capital plan and related transactions) and the Expense Reduction Committee (which is charged with identifying and recommending operational efficiencies through cost containment).  The Board has determined that the current members of all three standing committees are “independent” under the guidelines set forth in Section 803 of the NYSE Amex Company Guide.  The members and duties of each of these committees are described briefly below.  A more complete description of each standing committee’s functions is provided in its charter, which is available on our internet website in the “Corporate Governance” section under “Investor Relations” at www.mercbanx.com.

Audit Committee.  The Audit Committee consists of Messrs. Foster (Chairman), Prock and Spake and Ms. Brink.  The Audit Committee acts on behalf of the Board in reviewing the financial statements of the Company and in approving and overseeing the relationship between the Company and its independent auditor.  In addition to monitoring the scope and results of audit and non-audit services rendered by our independent auditor, the Audit Committee reviews the adequacy of internal controls, internal auditing, and the results of examinations made by supervisory authorities.  The Audit Committee also performs other duties, including oversight of our whistle-blowing policy and review and approval of certain related party transactions.  The Board of Directors has determined that each member of the Audit Committee, in addition to qualifying as “independent” under Section 802 of the NYSE Amex Company Guide, also qualifies as “independent” under the more stringent requirements set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “1934 Act”) and Section 803 of the NYSE Amex Company Guide, both of which are applicable to audit committee members.  Each member also has been deemed to qualify as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission.  The Audit Committee met 5 times during 2010.

Compensation Committee.  The members of the Compensation Committee are Messrs. Prock (Chairman), Foster and Tracy and Ms. Brink.  The Compensation Committee has the responsibility to make certain determinations regarding executive compensation, and to review and make recommendations to the Board of Directors generally regarding our executive compensation program, as well as the compensation of our directors.  Among other tasks, the Committee sets annual performance targets under our Incentive Compensation Plan and oversees plan payments if targets are met.  The Compensation Committee met 8 times during 2010.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee consists of Messrs. Tracy (Chairman), Prock and Spake and Ms. Brink. The committee is responsible for the director nomination process, including evaluating and recommending director nominees and appointments to Board committees, and overseeing the identification and evaluation of candidates for nomination.  The Nominating/Corporate Governance Committee also is charged with developing and recommending a set of corporate governance principles applicable to the Company, and identifying other corporate governance issues for the Board.  The committee held one meeting during 2010.

Any stockholder desiring a paper copy of the charter for any of these committees may obtain one by making a written request to the Corporate Secretary at the following address:  Mercantile Bancorp, Inc., 200 North 33rd Street, Quincy, Illinois 62301, Attention: Corporate Secretary.

Board Leadership Structure

The Chairman of the Company’s Board of Directors has been an independent director since the annual meeting in May 2009, when former Company President and CEO Dan S. Dugan retired from the position as Chairman of the Board after having served in that role since the formation of the Company as a bank holding company for Mercantile Bank in 1983.  Today, Michael J. Foster serves as Chairman.  The Board believes that separating the role of President and CEO from the role of Chairman offers the Company a greater diversity of viewpoints in Company leadership and enhances the accountability of executive management to the Board and the Company’s shareholders.   In addition, the chairmen of the Board’s three standing committees (Compensation, Nominating/Corporate Governance, and Audit Committees) and the ad-hoc Special Committee are all independent directors.

Board’s Role in Risk Oversight

The Board of Directors has primary responsibility for the oversight of risk management and, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the steps the Company (through management) takes to monitor and the controls implemented to mitigate the exposures.  In particular, the Audit Committee reviews financial risk exposures through monitoring the independence and performance of the Company’s auditors and the quality and integrity of the Company’s financial reporting process and systems of internal controls.  Both the Company’s external auditors and internal audit staff report directly to the Audit Committee.

The Nominating/Corporate Governance Committee focuses on the management of risks associated with Board organization, membership, and structure, through the nomination process and independence assessment, and the organizational and governance structure of the Company, through periodic review of Board practices and policies concerning corporate governance and the performance of the Board.  The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, through review of compensation to executive officers, directors, and employees in general and through oversight of all compensatory plans.

The charter of each of these committees is available on our internet website in the “Corporate Governance” section under “Investor Relations” at www.merbanx.com.

In addition to the foregoing risk management practices initiated by the Company, the Company and its banking subsidiaries are regulated by various federal and state banking agencies, which periodically examine the organizations.  The results of these examinations are presented to the full Board.  Management (primarily through the internal audit staff) and the Board (principally through the Audit Committee) track the issues identified in the examinations and monitor ongoing regulatory compliance.

Stockholder Communications with Directors

Our policy is to forward to our directors any stockholder correspondence we receive that is addressed to them. Stockholders who wish to communicate with our Board or individual directors may do so by sending their comments in writing addressed to the Board or to the individual director or directors at our headquarters at 200 North 33rd Street, Quincy, Illinois 62301.  Stockholders wishing to submit candidates for nomination or election as directors of our Company or wishing to submit other proposals for consideration by our stockholders at the annual meeting should review the information set forth below under the headings “Nomination of Directors; Stockholder Access to Process” and “Stockholder Proposals for the Annual Meeting.”

Code of Ethics Applicable to Directors, Officers, and Employees

We have adopted a Code of Ethics for directors, officers, and employees including our principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions.  A copy of this Code of Ethics was filed with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004 and is available on our internet website in the “Corporate Governance” section under “Investor Relations” at www.mercbanx.com.  Any substantive amendments to this Code, or any waivers from the Code granted for any director or senior officer, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, will be disclosed in a report on Form 8-K filed with the SEC.

Nomination of Directors; Stockholder Access to Process

Nomination Process

On an annual basis, the Nominating/Corporate Governance Committee of the Board makes recommendations to the full Board on individuals it believes should be nominated for director, including, if appropriate, re-nomination of incumbent directors, accompanied by key factors underlying its recommendations.  If it so chooses, the Committee may include with its recommendations a report on other candidates considered by it but not recommended for nomination, including candidates the Committee believes should be given serious consideration for nomination in future time periods as well as candidates considered by the Committee that were deemed unsuitable for nomination.  The Committee will include in its report any suggestions received from stockholders on nominees and its reaction to such suggestions.  The full Board reviews and discusses the Committee’s recommendations and report, and then determines the slate of nominees to be submitted by the Board for stockholder approval at the ensuing annual meeting.

To the extent vacancies in the Board arise between annual stockholders’ meetings that the Board decides to fill or the Board determines to expand the number of directors between annual meetings, the Committee will be expected to prepare an ad hoc review and recommendation of suitable candidates for appointment to the vacant or newly created directorships, utilizing a process similar to that undertaken by it in connection with elections of directors at annual meetings.  Thereafter, the full Board will review the Committee’s recommendations and make the final determination on appointment of appropriate persons to the new directorships on an interim basis.

Identification of Candidates

On an ongoing basis, the Nominating/Corporate Governance Committee identifies and reviews possible candidates for director and, if appropriate, conducts inquiries into the backgrounds and qualifications of candidates.  The Committee may identify candidates as a result of suggestions received by it from Committee members, other directors, or Company officers or search firms retained by the Committee.  In addition, the Committee considers any suggestions on director candidates that may be received from stockholders from time to time, subject to the Company’s procedures for stockholder submission of candidates as described below.

Director Qualifications

The Committee and the full Board believe that the Board should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have knowledge and experience that may be useful to our Company.  Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.  In accordance with its charter, the Nominating/Corporate Governance Committee has identified the following additional attributes as desirable for its directors: knowledge of the banking industry; financial expertise; experience in the management or leadership of a substantial private business enterprise or educational, religious or not-for-profit organization; engagement in the communities served by the Company; and such other professional and personal experience that the Committee determines may be helpful on the Board.  The Committee also considers a candidate’s relationships with customers and potential customers and, for those candidates who are also customers, the nature, dollar amount, and history of the candidates’ customer relationship with the Company.  While the Company has no written policy regarding the consideration of the specific issue of diversity in identifying director nominees, the Committee and full Board consider the issue of diversity in the context of identifying potential candidates who would provide varied, complementary backgrounds in terms of their professional and business experience, education, skill and other attributes. In identifying director candidates, the Committee makes every effort to ensure that the Board and its committees will include the required number of independent directors, as that term is defined by NYSE Amex and the SEC.  In determining whether an incumbent director should be retained and stand for re-election, the Committee considers the quality of the director’s past service to the Company, including the director’s attendance record at meetings.  The Company has no mandatory retirement age for directors.

The composition of our current Board reflects diversity in business and professional experience, skills and gender.  When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, the Committee and the Board focused primarily on the information discussed in each of the individual biographies set forth above under Item 1.

Stockholder Submission of Candidates to Committee for its Consideration and Possible Nomination

Any stockholder wishing to submit the names of one or more individuals for consideration in future years by the Nominating/Corporate Governance Committee and the full Board as nominees for director of the Company must follow the Company’s procedures for stockholder submission of candidates, as formulated by the Committee and approved by the Board.   A copy of these procedures can be found on our internet website in the “Corporate Governance” section under “Investor Relations” at www.mercbanx.com.  In summary, stockholder submissions of candidates must be in writing and sent by mail or courier to the Nominating/Corporate Governance Committee at the Company's offices at 200 North 33rd Street, Quincy, Illinois 62301.  The submission should include the candidate’s name, mailing address, business experience and other relevant background information, shareholding in the Company (if any), and other information relevant to the person’s appropriateness to serve as a director of the Company.  Additional information may be required by law or requested by the Nominating/Corporate Governance Committee after the submission.  The committee's consideration of a candidate submitted by a stockholder may not involve significant review or discussion in cases where the committee deems such not to be appropriate in light of the circumstances. In some instances, the committee may defer serious consideration of a stockholder-submitted candidate until a later date deemed more suitable.  Stockholders submitting candidates for consideration by the Nominating/Corporate Governance Committee as nominees will be advised by the Company when their submissions have been received and when the candidates are likely to receive consideration by the committee.  The Nominating/Corporate Governance Committee, after consideration of any candidates submitted by the stockholders, will advise any such candidates whether the committee will nominate such candidate.  There is no assurance that the Committee will act within any specified time period in response to stockholder suggestions or that candidates or their proponents will be entitled to make a presentation to the Committee or receive any formal Company or Committee decision.  Stockholders are referred to the complete explanation of the applicable procedures set forth on the Company’s website mentioned above.

Direct Nomination of Candidates by Stockholders at Annual Meeting

In addition to submitting names of potential candidates for director to our Nominating/Corporate Governance Committee for possible consideration by the Committee and our Board in their annual selection of director nominees, stockholders may desire to act directly to place a candidate’s name in nomination for election as director at an annual meeting.  Any stockholder wishing to do so, however, must comply with our bylaw provision governing direct nominations by stockholders.  Under our bylaw, any stockholder who wishes to place a name directly in nomination for election as director at an annual meeting must, among other things, give advance notice to our Corporate Secretary at our principal executive offices not less than 120 days prior to the anniversary of the previous year’s annual meeting of stockholders nor more than 180 days prior to such anniversary date (unless the calendar day of the current year’s annual meeting is more than 30 days before or after the calendar day of the previous year’s annual meeting, in which case the Board of Directors will establish a different and more suitable deadline for notices).  The notice deadline for the 2011 annual meeting was January 24, 2011, and no stockholder nominations were submitted.  For a direct stockholder nomination to be considered at the 2012 annual meeting, notice must be received not later than January 24, 2012, and not earlier than November 25, 2011.  In the event that the date of the upcoming annual meeting is changed by more than 30 days from the prior year’s annual meeting, the Board of Directors will establish a different and suitable deadline date for notices.  To obtain a copy of the relevant bylaw, please contact the Corporate Secretary.  The bylaw provision is also available on our internet website in the “Corporate Governance” section under “Investor Relations” at www.mercbanx.com.  The Company is not obligated to include in its proxy materials information regarding candidates expected to be nominated by stockholders.

Stockholder Proposals for the Annual Meeting

Stockholder Submission of Proposals to be Included in the Company’s Proxy Statement

If a stockholder wishes to have a particular proposal considered by the Board for inclusion in the Company’s proxy statement for an annual meeting, the stockholder must satisfy the requirements established by the SEC in its proxy rules for such proposals.  SEC Rule 14a-8 requires that any stockholder wishing to submit such a proposal must submit it in writing to the Company at least 120 days before the anniversary date of the proxy statement mailing date for the prior year’s annual meeting, unless the upcoming annual meeting is to be held on a calendar day that is more than 30 days before or after the calendar day of the prior year’s annual meeting (in which case, the Board will separately establish the deadline date for such submissions).  The deadline for stockholder proposals for the 2011 annual meeting has passed, and no stockholder proposals were submitted.  Stockholders who wish to submit proposals for inclusion in the Company’s proxy statement for next year’s annual meeting (in 2012) must deliver such proposals to our Corporate Secretary on or before December 26, 2011.  The written notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing stockholder, and otherwise meet the SEC’s rule.  Please note the Company has the right to exclude proposals that do not satisfy the requirements of applicable law.

Proposals should be addressed to: Mercantile Bancorp, Inc., 200 North 33rd Street, Quincy, Illinois 62301, Attention: Corporate Secretary.

Direct Submission of Proposals by Stockholders for the Annual Meeting

Stockholders who meet certain requirements set forth in our bylaws may be in a position to submit a personal proposal directly to an annual meeting of stockholders for consideration by the stockholders, even if the stockholder does not wish to submit such proposal to the Board of Directors for inclusion in the Company’s proxy statement.  Of course, any stockholder directly submitting a proposal at an annual meeting is unlikely to be in a position to secure the stockholder vote required for approval of such proposal, unless the submitting stockholder separately solicits from the Company’s stockholders proxies in favor of such proposal, which may be an expensive process and is regulated by the SEC’s rules.  Under our bylaws, any stockholder may submit such a proposal for presentation at an annual meeting by delivering a written notice to the Corporate Secretary that complies with the requirements in our bylaws regarding such proposals, including the deadline for delivering such notice, the contents of the notice and the subject matter of the proposal.  For such a stockholder proposal to qualify for presentation at next year’s annual meeting (in 2012), the Company must receive the proposal no later than December 26, 2011.   The deadline has already passed for direct submission of stockholder proposals for this year’s annual meeting, and no stockholder proposals were submitted.

To obtain a copy of the relevant section of the bylaws, please contact the Corporate Secretary.  The provision is also available on our internet website in the “Corporate Governance” section under “Investor Relations” at www.mercbanx.com.

Proposals should be addressed to:  Mercantile Bancorp, Inc., 200 North 33rd Street, Quincy, Illinois 62301, Attention: Corporate Secretary.

AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITOR INFORMATION

Audit Committee Report

The Audit Committee of the Board of Directors submits the following annual report.  The Committee currently consists of four directors, each of whom is independent as defined in the NYSE Amex listing standards and the rules and regulations of the SEC defining independence of audit committee members, and each of whom has been determined by the Board of Directors to be an “audit committee financial expert” within the meaning of the SEC’s rules and regulations.

The Committee assists the Board of Directors in fulfilling its oversight role relating to the Company’s financial statements and the financial reporting process, including the system of disclosure controls and internal controls and procedures.  Its duties include approving the engagement of the independent auditor annually, reviewing the independent auditor’s qualifications, independence and performance, and monitoring the internal audit function.  The Board of Directors has adopted and annually reviews the Committee’s charter, which sets forth these and the Committee’s other duties in detail.  The charter is available on the Company’s internet website in the “Corporate Governance” section under “Investor Relations” at www.mercbanx.com.

The Committee has reviewed and discussed, both with management and with BKD, LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for December 31, 2010.  Management has the responsibility for the preparation of the Company’s consolidated financial statements and for assessing the effectiveness of internal control over financial reporting.  The independent registered public accounting firm has the responsibility for the audit of the consolidated financial statements. The independent registered public accounting firm reports directly to the Committee, which meets with them on a regular basis and in separate executive sessions when appropriate.

The Committee has discussed with BKD, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications”).

The Committee approved the engagement of BKD, LLP as its independent registered public accounting firm for 2010 and 2011, as well as the scope of their engagement for each year.  In this context, the Committee has received from BKD, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” relating to auditor independence, and has discussed with BKD, LLP the firm’s independence.  The Committee has also considered whether the provision by BKD, LLP of non-audit services to the Company is compatible with BKD, LLP’s independence and concluded such services are compatible.

Based upon the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Committee Members:

Michael J. Foster, Chairman
Julie A. Brink
Dennis M. Prock
John R. Spake

Notwithstanding anything set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services rendered by BKD, LLP for the audit of our Company’s annual financial statements for 2009 and 2010, and fees billed for other services rendered by BKD, LLP during such years.

Type of Fee	2009	2010

Audit Fees (1)	$191,850	$192,300

Audit-Related Fees (2)	53,850	36,800

Tax Fees (3)	46,300	27,900

All Other Fees	0	0

Total	$292,000	$257,000

(1)
Audit Fees, including out-of-pocket costs, are for the audit of the Company’s financial statements for the years ended December 31, 2009 and 2010.  Also included are the fees related to the preparation of reports filed by the Company with the SEC under section 13(a) of the 1934 Act (e.g., annual reports on Form 10-K, quarterly reports on Form 10-Q).

(2)
Audit-Related Fees include the aggregate fees and out-of-pocket costs paid by us to BKD, LLP during 2009 and 2010 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not included in Audit Fees, including a separate profit-sharing plan audit.

(3)	Tax Fees include the aggregate fees paid by us to BKD, LLP during 2009 and 2010 for professional services rendered for tax compliance, tax advice, and tax planning.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving, in advance, the engagement of our independent auditor and any permissible non-audit engagement or relationship between our Company and its independent auditors.  In addition to approving our engagement of BKD, LLP to conduct the audit of our Company in each of the last three years, the Audit Committee has approved each permissible non-audit engagement or relationship between our Company and BKD, LLP entered into since January 1, 2010.  The percentage of audit-related fees, tax fees and all other fees that were approved by the Audit Committee for fiscal year 2010 equaled 100% of the total fees incurred.  We have been advised by BKD, LLP that substantially all of the work done in conjunction with its audit of our financial statements for the most recently completed fiscal year was performed by permanent full-time employees and partners of BKD, LLP.

COMPENSATION OF DIRECTORS

The following table sets forth for the year ended December 31, 2010 the compensation paid to each director of the Company who served during that year other than directors who were executive officers whose compensation is included in the Summary Compensation Table for executive officers on page 19.

Compensation of Non-Management Directors

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Julie A. Brink	35,591	0	35,591
Michael J. Foster	35,591	0	35,591
Alexander J. House	32,828(1)	0	32,828
William G. Keller, Jr.	19,341(2)	0	19,341
Lee R. Keith	35,591	0	35,591
Dennis M. Prock	44,591	0	44,591
John R. Spake	35,591	0	35,591
James W. Tracy	37,141	0	37,141
(1)           Represents fees paid through November 15, 2010, the date of Mr. House’s resignation.

(2)           Represents fees paid beginning after the May 2010 Annual Meeting.

All of the directors of the Company in 2010 also served as directors of the Company’s principal subsidiary bank, Mercantile Bank.  Certain directors also served as directors of other direct or indirect subsidiaries of the Company.  Mr. Prock served as a director of Royal Palm Bancorp, Inc. (and its subsidiary Royal Palm Bank of Florida); Mr. Tracy served as a director of Brown County State Bank (“Brown County”), which the Company sold in February 2010; Mr. Keller served as a director of Mid-America Bancorp, Inc. (until its April 2011 merger into the Company) and the Company’s indirect subsidiary Mercantile Investments, Inc.; Mr. Foster served as a director of Mid-America Bancorp, Inc. (until the merger); and Mr. Awerkamp served as a director of Royal Palm Bancorp, Inc. (and Royal Palm Bank of Florida), Brown County State Bank and Marine Bank & Trust (until their sale in February 2010), Mid-America Bancorp, Inc. (until the merger), Heartland Bank, and Mercantile Investments, Inc.

Directors’ fees for service on the Board of Directors of the Company or any subsidiary of the Company are reviewed and, if appropriate, adjusted annually by the board of the respective entity, typically at the time of the entity’s annual meeting.  Directors’ fees are established as an annual amount, which is then paid in cash to the director in twelve (12) equal installments, except for Royal Palm Bancorp, Inc. and Royal Palm Bank of Florida, which pay directors for attendance at each meeting.  Beginning in June 2010 through May 2011, the annual fee amount for Company directors is $14,712, and the annual fee amount for Mercantile Bank directors is $18,444.  From June 2009 through May 2010, the annual fee amount for the Company directors was $17,304, and the annual fee amount for Mercantile Bank directors was $21,696.  Therefore, the total fees reflected in the table above are the actual fees paid in 2010, but reflect two different annual rates for the Company and Mercantile Bank.  In 2010, Royal Palm Bancorp, Inc. and Royal Palm Bank of Florida paid Mr. Prock $9,000 in directors’ fees; and Brown County paid Mr. Tracy $1,550 in directors’ fees.  No additional fees are paid to directors for their service on committees of any board.  In 2010, no director, other than Messrs. Awerkamp and Keller, received any compensation, directly or indirectly, from the Company or its subsidiaries other than directors’ fees for services rendered on the boards of directors of such entities.

Prior to the annual meeting in May 2010, it had been the Company’s policy that no directors’ fees had been paid to directors who were also executive officers or employees of the Company or to other non-independent directors, including Mr. Keller whose law firm provides legal services to the Company and its subsidiaries.  The Company had paid Mr. Keith directors’ fees as an exception to this policy (during the period of time when Mr. Keith was determined not to be independent) because he had no direct or indirect compensatory relationship with the Company.  Upon the recommendation of the Compensation Committee beginning after the annual meeting in May 2010, the directors’ fees were reduced as a cost-savings measure and were paid to all directors who were not executives or other employees of the Company or any of its subsidiaries.  Therefore, all directors other than Mr. Awerkamp are paid directors’ fees.

Upon the recommendation of the Compensation Committee beginning after the annual meeting in May 2011, the directors’ fees will remain at $14,712 for the Company and $18,444 for Mercantile Bank.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Executive officers of our Company are appointed by the Board of Directors and serve at the discretion of the Board.  The following are the current executive officers of our Company.

Name	Age	Position

Ted T. Awerkamp	53	President and Chief Executive Officer
Michael P. McGrath	56	Executive Vice President, Chief Financial Officer, Secretary, and Treasurer
Daniel J. Cook	55	Executive Vice President and Chief Investment Officer

There is no arrangement or understanding between any executive officer and any other person pursuant to which such executive officer was selected as an officer, except for the employment and other arrangements described in this proxy statement.

Compensation Tables and Narrative Disclosure

The following table sets forth compensation information for our named Executives for services rendered to the Company and its subsidiaries in 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)(2)	All Other Compensation ($) (3)	Total ($)
Ted T. Awerkamp, President and CEO	2010	325,000	0	32,700	357,700
	2009	325,000	0	34,665	359,665
Michael P. McGrath, Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2010	185,000	0	11,100	196,100
	2009	185,000	0	11,783	196,783
Daniel J. Cook, Executive Vice President and Chief Investment Officer	2010	185,000	0	11,100	196,100
	2009	185,000	0	11,783	196,783

(1)  Represents base salary paid to the Executive.  Although Mr. Awerkamp served as a director of the Company and certain of its subsidiaries in each of 2010 and 2009, he received no additional fees for that service.  Includes amounts deferred by the Executives under the 401(k) feature of the Company’s Profit-Sharing Plan.

(2)  All cash compensation received by each Executive for 2010 and 2009 is included in the Salary column, Bonus column or Non-Equity Incentive Plan Compensation column of this table.  Any payments to the Executive under the discretionary feature of the Company’s Incentive Compensation Plan are contained in the Bonus column.  The payments to the Executive under the objective feature of the plan are found in the Non-Equity Incentive Plan Compensation column.  There were no payments to the Executives under either feature of the Incentive Compensation Plan in 2009 or 2010.

(3)  Represents Company contributions under the Profit-Sharing Plan for the year 2010 of $14,700 for Mr. Awerkamp, $11,100 for Mr. McGrath and $11,100 for Mr. Cook.  Also includes the following perquisites for the year 2010:  $7,500 in country club dues and $10,500 in the use of a Company car for Mr. Awerkamp.  Previously, the Company leased a car for Mr. Awerkamp; however, in April 2009 the Company purchased the car for $52,426 and permits Mr. Awerkamp to use it.  The dollar amount attributed to his use of the car is an estimate of the value of this benefit based on the former lease payment.  No other executive received perquisites in 2010 valued at $10,000 or more.

Narrative to Summary Compensation Table.  For a further discussion of the details regarding the salary paid to each Executive and other terms of employment, including compensation, please see the section entitled “Employment and Other Compensatory Agreements with Executives” on page 21.

The amounts listed in the “All Other Compensation” column as Company contributions under the Profit-Sharing Plan, a qualified retirement plan also referred to as a 401(k) plan, consist of Company “match” and “safe harbor” contributions made to the account of each executive in the Plan, as determined by the Board of Directors.  This defined-contribution 401(k) plan covers substantially all employees.  Under the Plan, the Board determines annually whether to make a safe harbor contribution.  For the year 2010, the Board determined to make the safe harbor contribution, which was equal to three percent of each participant’s compensation, regardless of whether the participant contributed to the Plan.  The participants became 100% vested in this safe harbor contribution.  For 2010, the Company match contribution was 100% of each participant’s salary deferral, up to a maximum of three percent of the participant’s eligible compensation.  Beginning in March 2011, the Company match formula was changed to fifty percent of each participant’s salary deferral, up to a maximum of six percent of the participant’s eligible compensation.  The Company match contributions will vest over a three-year period.

Pension Benefits

Retirement benefits for executives consist of participation in the Company’s Profit-Sharing Plan, a tax-qualified retirement plan which covers all eligible employees, and supplemental retirement benefits under salary continuation agreements awarded to certain executives (currently, Mr. Awerkamp is the only executive with a salary continuation agreement).  The Executives’ participation in the Profit-Sharing Plan is discussed above in the narrative to the Summary Compensation Table.

In 1994 the Company’s Board of Directors consulted with Bank Compensation Strategies Group (now Clark Consulting) regarding a supplemental executive retirement program (“SERP”) for top management to supplement existing retirement programs and provide incentive to remain with the Company.   The consultants provided the Company with data from Wyatt Data Services and Hay/Huggins Benefit Report regarding the use of some type of SERP or other nonqualified retirement plan in organizations in the financial, industrial and service sectors.   The Wyatt data had a significant representation of financial institutions.  The data indicated that approximately 50% of the reporting financial institutions had some form of nonqualified retirement plan for chief executive officers, top management, and senior management.    The amount of the SERP benefit for those reporting organizations was usually a percent of final salary with the average being approximately 53% of final salary for the financial sector.

Consequently in 1994, upon the consultant’s recommendation, the Company entered into a salary continuation agreement with Mr. Awerkamp to establish SERP benefits.  Under his agreement, Mr. Awerkamp is entitled to receive, following his retirement, certain amounts in addition to the payments receivable by him under the Company’s qualified retirement plan, the Profit-Sharing Plan.  The amount of the supplemental payment under the agreement depends on when he retires, when his agreement payments commence, and certain other factors.

As originally contemplated in 1994, the target benefit was 75% of final salary (using the 1994 salary amount and increasing annually at the rate of 5% to age 65) but including projected benefits the participant would receive from social security and the Profit-Sharing Plan.  Using that target, Mr. Awerkamp’s SERP benefit was projected at 21% of final salary, although taking into consideration projected social security and profit-sharing plan benefits, he had a combined benefit of 75%.  In order to provide incentive to him to remain with the Company, the Board elected to defer vesting of the SERP benefit until age 55 years and provided for a lower benefit if the participant retired prior to age 65 years.

The agreement was amended in April 2004 to clarify that no benefits would be payable if Mr. Awerkamp’s employment were terminated for cause, in December 2007 to comply with Section 409A of the Internal Revenue Code, and again on July 15, 2008 to clarify the calculation of benefits and to address certain additional termination scenarios described below.

Under his salary continuation agreement, if Mr. Awerkamp retires at “normal retirement” age, that is, at age 65, he or his beneficiaries will be entitled to receive thereafter $68,900 per year, in monthly installments of $5,742, for the greater of (i) his remaining life, or (ii) 180 months (15 years).  If Mr. Awerkamp retires at an “early retirement” age, that is, retires before age 65 but after age 60, he or his beneficiaries will be entitled to receive supplemental cash payments over the same period of time, but in amounts that are progressively smaller depending on how early in that time period he retires, down to a minimum cash amount of $48,632 per year, or $4,053 per monthly installment, if he elects early retirement at age 60.  However, if Mr. Awerkamp retires early but elects to defer commencement of his supplemental payments until his normal retirement age of 65, he will be able to receive the higher payments receivable by him upon normal retirement.

If Mr. Awerkamp voluntarily terminates his employment before age 60 but after age 55, his employment is terminated prior to age 65 as the result of a disability, or his employment is terminated involuntarily (regardless of his age) for any reason other than death, disability or “for cause”, he will receive supplemental cash payments under his agreement in lesser amounts.  He or his beneficiaries will receive the payments in monthly installments for 15 years (180 months).

 If Mr. Awerkamp’s employment terminates before age 55 under any circumstances other than those outlined above, he receives nothing under his salary continuation agreement, except in the case of termination of his employment under certain circumstances following a change in control.  The payments due Mr. Awerkamp following a change in control are discussed below under the heading “Termination after a Change in Control.”

In the event Mr. Awerkamp is terminated “for cause,” he receives no payments or benefits under his salary continuation agreement, regardless of his age.  The agreement also provides that, if Mr. Awerkamp dies while in the service of the Company before payments are due him under the agreement, the Company will pay his beneficiaries certain survivor’s benefits for 15 years.

Mr. Awerkamp is receiving no payments under the agreement at this time, so there are no benefits reportable by him for income tax purposes and no corresponding deductions for the Company.  Although there are no current payments, the Company annually estimates the present value of Mr. Awerkamp’s accumulated benefit under the salary continuation agreement.  As of December 31, 2010, the accumulated benefit increased from December 31, 2009 by $31,923 for an estimated total of approximately $277,046.  The Company’s estimate was determined in accordance with standard actuarial assumptions and utilizing methods prescribed by the Financial Accounting Standards Board, all as recommended by Clark Consulting, Inc. (“Clark”).  Specifically, the Company assumed monthly payments of $5,742 commencing September 1, 2022, the date Mr. Awerkamp would be able to retire at age 65, the normal retirement age under the agreement, and continuing for a period of time as determined using the 1994 Group Annuity Reserving Table.  The Company applied a discount rate of 6.0%.

For a further discussion of these payments, see the section entitled “Potential Payments to Executives Upon Termination or Change in Control” on page 23.

Employment and Other Compensatory Agreements with Executives

We have in place two types of individual compensatory agreements with our Executives:  First, we have employment agreements with each of our Executives (Messrs. Awerkamp, McGrath and Cook), which we entered into as of January 1, 2008.  Second, we have a supplemental retirement benefit agreement (so-called “salary continuation agreement”) with Mr. Awerkamp, which we entered into in 1994 and have amended several times since then.  The employment agreements are described in the immediately following section of this proxy statement, “Employment Agreements.”  The salary continuation agreement with Mr. Awerkamp is described above under the heading “Pension Benefits.”

Employment Agreements

After a series of discussions with our compensation consultants and a review of peer group practices, our Board of Directors, upon the recommendation of our Compensation Committee, approved in early 2007 our entering into employment agreements with each of our Executives, Messrs. Awerkamp, McGrath, and Cook.  Those agreements, which became effective March 1, 2007, were amended and restated in their entirety as of January 1, 2008, to comply with Section 409A of the Internal Revenue Code, which sets forth certain requirements for arrangements involving deferred compensation.  The agreements were further amended as of July 15, 2008, to change the maximum percentage of each Executive’s base salary that the Executive is entitled to receive if all specified financial performance targets under the Incentive Compensation Plan are met for the year.

The employment agreements are intended to further the stability and effectiveness of our management team, while providing the Executives with substantial incentives to continue to achieve financial success at the Company level and thereby build shareholder value.

The agreements for the three Executives are similar in structure and effect.  As restated on January 1, 2008, the agreement for Mr. Awerkamp was to continue through February 28, 2010, and the agreements for Messrs. McGrath and Cook were to continue through February 28, 2009, in each case renewable by the Board of Directors as of February of each year of the term for an additional year.  In both February 2008 and 2009, upon the recommendation of the Compensation Committee, the Board of Directors approved the extension of the term of each agreement for an additional year; however, in February 2010, upon recommendation of the Compensation Committee, the Board declined to approve extensions of the terms.  The Board based its decision on the performance of the Company in 2009 and the fact there were two years remaining on Mr. Awerkamp’s agreement (expiring February 29, 2012) and one year on the agreements for Messrs. McGrath and Cook (expiring February 28, 2011), so no immediate action to renew them was necessary.  In February 2011, the Compensation Committee reconsidered the remaining term of each Employment Agreement.  Upon recommendation of the Compensation Committee, the Board approved the extension of the terms of the Employment Agreements for Messrs. McGrath and Cook through February 29, 2012.  Therefore, the Employment Agreements for all three Executives continue through February 29, 2012.

Under the agreements, the Executive is guaranteed an annual base salary, as the same may be adjusted upward (but not downward) from time to time, and certain job-related benefits that are typically covered by such agreements, including specified life and health insurance coverage.  In addition, Mr. Awerkamp is entitled to the use of a Company automobile and limited perquisites such as club fees, and Mr. Cook is entitled to receive club fees.  Each agreement also provides that the Executive will be entitled to participate in the objective feature of the Company’s Incentive Compensation Plan, that is, the Executive will be eligible to receive an award under that feature for each year if the specified financial performance target or targets applicable to the Executive for that year are met.  The agreements also specify the maximum amount of the payment thus receivable by the particular Executive in any year, as a percentage of such Executive’s base salary.  Specifically, the maximum payment for Mr. Awerkamp in any year is 70% of his base salary and the maximum payment for each of Messrs. McGrath and Cook for any year is 40% of his base salary.  Such percentages were selected by the Board and Committee based on their review of incentive compensation arrangements for executives at similarly situated bank holding companies, including the mix of compensation components, and after consultation with Frederic W. Cook & Co., the Company’s compensation consultant.  The consultant confirmed the payment terms under the objective feature, including the percentages, were within a reasonable range for similar plans among comparison bank holding companies, again taking into consideration the current mix of compensation components.  The base salaries currently receivable by the Executives under the agreements are $325,000 for Mr. Awerkamp, $185,000 for Mr. McGrath and $185,000 for Mr. Cook.  No changes were made in the base salaries for 2011.

The agreements also call for special payments to be made to the Executives if they are disabled, if their employment with the Company is terminated without cause, or if their employment is terminated following a change in control of the Company, as that term is defined in the agreements.  For a further discussion of these special payment provisions, see the discussion below under the heading, “Potential Payments to Executives Upon Termination or Change in Control.”  The agreements also contain non-competition covenants that may be triggered upon certain terminations of the Executive’s employment and, if so, apply for two years thereafter; however, in the case of Mr. McGrath and Mr. Cook, the non-competition period would be one year if the Company terminated his employment without cause.  In cases where these covenants apply, the executives are generally precluded from being employed by or affiliated with any bank or other insured depository institution, or other entity engaged in commercial, agricultural or consumer lending or the sale of any services or products provided by the Company, if that institution or entity is located within fifty (50) miles of the corporate city limits of Quincy, Illinois, or within five (5) miles of the main or branch facility of any of the subsidiaries of the Company.

Potential Payments to Executives upon Termination or Change in Control

Employment Agreements for Executives

As discussed in the immediately preceding section of this proxy statement under the heading “Employment Agreements,” each of the Company’s three Executives has an employment agreement with the Company, under which, among other things, the Executive is entitled to receive a special cash payment if his employment with us is terminated under non-standard circumstances, such as following a change in control of the Company.  These agreements became effective on January 1, 2008.

The information required to be set forth in this section of the proxy statement, regarding special benefits that may be payable to Executives upon termination of their employment under various circumstances, assumes for purposes of presentation and analysis that the Executives’ employment should be deemed to have terminated, hypothetically, as of the last day of the preceding fiscal year, in this case, as of December 31, 2010.

Voluntary Termination or Early Retirement

 Under the employment agreements, an Executive may terminate his employment during the term of the agreement, upon six months written notice to the Company, but absent some special circumstance, such as a preceding change in control of the Company, the Executive will not be entitled to any special payments or benefits under the agreement.  The Executive would be required under the agreement to continue to perform his duties for the six-month period and would be entitled to continuing compensation during that period, but would not be entitled to any further payments after the date of termination.  However, if the Company fails to renew the term of the Executive’s employment agreement for an additional year as of February of any year of the term, then the Executive may terminate the agreement without cause upon sixty (60) days’ written notice, in which case the Executive would only be obligated to perform his duties for such sixty (60)-day period.

Of course, if the Executive terminates his employment voluntarily, the Executive would also be entitled to receive the vested portion of his account under the Company’s Profit-Sharing Plan.

In addition, if the Executive also has a salary continuation agreement with the Company, as Mr. Awerkamp has, he may be entitled to receive cash payments under that agreement following a voluntary termination of employment if such termination constitutes early retirement under the agreement, supplementing his payments under the retirement plan, and he may be able to receive cash payments under his agreement even if his voluntary termination of employment occurs before the earliest date of early retirement for him under the retirement plan, if he meets the conditions in the agreement for such very early retirement payments.  In all cases, if the Executive is entitled to receive cash payments under his salary continuation agreement upon voluntary retirement, the amount of the payments will depend on how old the Executive is when he voluntarily retires and whether he elects to receive his payments under the agreement immediately or chooses to wait until a later date to commence receipt thereof.  Because Mr. Awerkamp’s salary continuation agreement does not provide for any payments if he voluntarily terminates his employment before he turns 55, and because he was not yet 55 on December 31, 2010, he would not have been entitled to any cash payments under his agreement if he had voluntarily terminated his employment at the end of last year.

Termination for Cause

Under the employment agreements, if the Company terminates an Executive for cause (as defined in the agreement), he is entitled to receive payment of his base salary only through the end of the month the termination becomes effective.  This limited right to post-termination payment of salary is driven solely by the demands of payroll processing and is for the convenience of the Company, not the Executive.  Of course, an Executive terminated for cause on December 31, 2010, the last day of the month, would not have received any benefit from this provision in any case.

Although an Executive terminated for cause may retain the legal right to receive certain amounts due him upon termination, such an Executive would not receive any enhanced rights or benefits to retirement payments under the Company’s qualified plan.  The Executive’s eligibility to receive subsequent plan payments under such circumstances would be determined in a manner consistent for all employees participating in the plan who may be terminated under such circumstances.

Death or Disability

 The Executives’ employment agreements may provide for enhanced payments if the Executive becomes disabled during the term of his agreement, depending on the dollar amount of the insurance payments he receives during his disability.  Specifically, under the agreements, if the Executive’s employment is suspended due to disability and the disability insurance payments made to him (annualized) are less than 60% of the sum of (i) the Executive’s annual base salary at the time his disability commences, plus (ii) the amount of the payment, if any, received by the Executive under the Incentive Compensation Plan for the year ended immediately prior to the year he becomes disabled, he is entitled to receive payments equal to the difference for so long as he is eligible to receive disability income payments.  If any Executive’s employment had been suspended due to disability on December 31, 2010, it is unlikely that the Executive would have been entitled to receive any “makeup payments” under the employment agreement with respect to his base salary, due to the disability coverage presently held by the Company’s Executives.  However, the Executive would have become entitled to receive from the Company under the employment agreement an amount equal to 60% of his incentive compensation award for the immediately preceding year, which payment is not included in the Company’s disability coverage.

The employment agreements provide that, upon death of an Executive, the Company would be obligated to pay the Executive’s compensation through the end of the month during which the Executive dies.  In addition, under the salary continuation agreement with Mr. Awerkamp, if he were terminated due to death on December 31, 2010, his beneficiaries would be entitled to payments under the agreement.  Specifically, had Mr. Awerkamp died on December 31, 2010 while in service to the Company, his beneficiaries would have been entitled to receive one hundred eighty (180) equal monthly installments of $5,742.

No Executive would have been entitled to receive any other special benefits or payments upon termination of his employment due to death or disability at the end of last year under any other special agreements or arrangements provided by the Company, other than the payments described above and other than such benefits and payments that might have been received by him or his heirs or beneficiaries under the Company’s group disability or life insurance plan or the Company’s Profit-Sharing Plan, if applicable, which benefits or payments, if received, would have been determined in a manner consistent with that applied for all employees of the Company experiencing termination of employment under similar circumstances.

Termination Other than for Cause

Under the employment agreements, if an Executive is terminated without cause during the term of the agreement, he is entitled to receive an amount equal to his base annual salary for the remainder of the term of the agreement (but for not less than two years for Mr. Awerkamp and one year for Messrs. McGrath and Cook), all other benefits due him under the agreement for the remaining term of the agreement, plus an amount equal to his award under the Incentive Compensation Plan for the last full calendar year preceding the date of termination of his employment, with no duty on his part to mitigate the cost thereof to the Company by seeking other employment, provided, however, the Executive thus terminated has no right to receive an award under the Incentive Compensation Plan for any years after the year in which his termination occurs.  Had any Executive been terminated without cause on December 31, 2010, the Executive would have received the remaining payments of his base salary plus all other benefits due him during the term of the agreement (one year and two months more for Mr. Awerkamp and two months for Messrs. McGrath and Cook as of December 31, 2010), plus his annual incentive compensation award for 2010 ($0 for each Executive). The severance amount would be payable to the Executive in twenty-four equal monthly installments following termination; provided, however, if the severance amount would exceed the safe harbor amount under Section 409A of the Internal Revenue Code, such excess portion would be paid in a lump sum to the Executive.  If the termination without cause of the Executive followed a change in control of the Company, the consequences to him under the employment agreement would be different, as discussed in the ensuing section, “Termination After a Change in Control.”

There are no other plans or agreements under which any of the Executives would be entitled to receive any special benefits or payments upon termination without cause.  We have a policy under which our employees generally are entitled to receive severance benefits in the event of termination of their employment other than for cause under certain circumstances; however, the Executives’ employment agreements provide that the Executives are not eligible to receive severance benefits under the policy.

The termination for cause of an Executive would not result in his receipt of enhanced retirement benefits under our Profit-Sharing Plan beyond those normally receivable by him, determined in a manner consistent with the determination of plan benefits for all employees of the Company.

Termination after a Change in Control

The employment agreements provide our executives with financial protection and security should there be a “change in control” of the Company and thereafter they are either terminated or effectively forced out.  Specifically, if a change in control (as defined in the agreement) occurs and, within the remaining term of the agreement, the Executive either (i) is terminated by the Company without cause or (ii) resigns because he has (a) been demoted; (b) had his compensation reduced; (c) had his principal place of employment transferred away from the City of Quincy, Illinois; or (d) had his job title, status or responsibility materially reduced, the Executive will be entitled to receive from the Company a lump sum cash payment equal to 2.5 (for Mr. Awerkamp) or 2.0 (for Messrs. McGrath and Cook) multiplied by the sum of (x) the Executive’s annual base salary at the time of the change in control/the termination of his employment, plus (y) the amount of the payment, if any, received by him under the Incentive Compensation Plan for the fiscal year immediately preceding the year in which his employment terminates.  The Executive would also be entitled to continue to receive the other benefits due to him under his employment agreement for two years for Mr. Awerkamp and one year for Messrs. McGrath and Cook, after the date of termination, other than the right to participate in the Incentive Compensation Plan in the year following the year of termination.  Had the employment of any Executive terminated on December 31, 2010 following a change in control, the Executive would have been entitled to receive a lump sum cash payment equal to 2.5 (for Mr. Awerkamp) or 2.0 (for Messrs. McGrath and Cook) multiplied by his annual salary for 2010 (there were no incentive payments for 2010), as well as continuing benefits such as health insurance for two years for Mr. Awerkamp and one year for Messrs. McGrath and Cook.

Under Mr. Awerkamp’s salary continuation agreement, if Mr. Awerkamp is terminated prior to reaching age 60 for reasons other than death, disability, or for cause, but after a change in control, and in connection with the change in control Mr. Awerkamp’s title, duties, responsibilities, or base salary is significantly lessened or his situs of employment is changed, without his consent, then the Company is required to make certain payments to Mr. Awerkamp based upon schedules in his agreement.

The payment under Mr. Awerkamp’s employment agreement arising from his death would be reduced under certain circumstances related to payments under his salary continuation agreement.  His employment agreement provides that if the present value of payments due Mr. Awerkamp on account of a change in control under the employment agreement, plus the present value of payments due to him under his salary continuation agreement relating to a change in control, exceed three times the “base amount” determined under Internal Revenue Code Section 280G, then the payment under this employment agreement will be reduced to an amount that would be equal to three times his base amount less one dollar.  This provision is intended to preserve the tax deductibility to the Company of payments to Mr. Awerkamp in connection with a change in control, which might otherwise be nondeductible under IRC Section 280G under these circumstances.  The “base amount” is defined as the person’s annualized includible compensation for the most recent five taxable years ending before the date on which the change in control occurs.

There are no other agreements or plans under which any of the Executives would be entitled to receive special payments or benefits upon termination of their employment following a change in control.  Such a termination would not result in any Executive receiving enhanced benefits under our Profit-Sharing Plan beyond the plan benefits otherwise receivable by him upon retirement or early retirement, determined in a manner consistent with the determination of benefits under the plan for all participating employees of the Company.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following tables set forth certain information as of April 11, 2011 regarding the beneficial ownership of the Company’s common stock by (i) each person, including groups of persons acting in concert, known to the Board of Directors to own beneficially 5% or more of such class of common stock, (ii) each director of the Company, (iii) by each executive officer named in the Summary Compensation Table under “Executive Compensation” and (iv) all directors and officers of the Company as a group.  Generally, all the information set forth below with respect to the stockholdings of the listed beneficial owners was obtained from such owners, directly or indirectly from reports filed by them with the SEC.

Principal Owners

Persons (including groups acting in concert) who beneficially own in excess of five percent (5%) of the Company’s common stock are required to file with the SEC certain reports regarding ownership and changes in ownership of such stock pursuant to the 1934 Act.  The following table identifies, as of April 11, 2011, all persons (including groups acting in concert) who are known or presumed by the Board and management to be the beneficial owners of more than five percent (5%) of our common stock, based among other things on reports filed by such persons with the SEC and based on 8,748,330 issued and outstanding shares of the common stock as of such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding

R. Dean Phillips and others reporting as a group
524 North 30th Street
R. Dean Phillips
Town & Country Bank
Quincy, Illinois 62301	3,350,938	(2)	38.3%

Dennis M. Prock
8010 Estero Boulevard
Fort Myers Beach, Florida 33931	562,261	(3)	6.4%

(1)  With respect to the beneficial owners who are natural persons, the figures include shares of common stock held directly by them as well as by spouses or minor children, in trust and by other means of indirect ownership, provided the individual effectively exercises sole or shared voting and/or investment power over the shares.

(2)  Number of shares beneficially owned derived from a report on Form 4 filed by Mr. Phillips with the Securities and Exchange Commission on November 4, 2009, and a Schedule 13D filed on February 13, 2009, as amended by Schedules 13D/A filed on April 22, 2009 and November 25, 2009, by Mr. Phillips and certain other persons reporting as a group, such other persons being the trustees of various irrevocable unfunded life insurance trusts established by Betty Jo Phillips for the benefit of various family members and the trustees of various revocable trusts of Betty Jo Phillips for her benefit and the benefit of various family members.  The individual trustees of the various trusts on November 25, 2009, were David E. Miller, Philip M. Burns, James R. Behrens, and Town and Country Bank of Quincy. The reporting persons reported, collectively, beneficial ownership of 3,350,938 shares of the Company’s common stock.  Mr. Phillips reported sole voting and dispositive power with respect to 1,384,695 shares (15.9% of the Company’s outstanding shares).  As trustee of certain of the trusts, Mr. Miller reported shared voting and dispositive power with respect to 264,858 shares.  As trustee of certain of the trusts, Mr. Burns reported shared voting and dispositive power with respect to 264,863 shares.  As trustee of certain of the trusts, Mr. Behrens reported shared voting and dispositive power with respect to 264,860 shares.  As trustee of certain of the trusts, Town and Country Bank of Quincy reported shared voting and dispositive power with respect to 1,171,662 shares (13.5% of the Company’s outstanding shares).  Except for stock owned directly by such persons, the reporting persons expressly disclaimed beneficial ownership of the stock reported on the Schedule 13D, as amended, and expressly disclaimed that they have formed a group as contemplated by Section 13(d)(3) of the 1934 Act.

(3)  Number of shares beneficially owned derived from a report on Form 4 filed by Mr. Prock with the Securities and Exchange Commission on March 31, 2009.  Shares held by Mr. Prock through a grantor revocable trust and an individual retirement account, over both of which he has sole voting and investment power.  Mr. Prock is a director of the Company.

Management

The following table sets forth, as of April 11, 2011, the number of shares of common stock beneficially owned by directors, nominees and executive officers of the Company, based on 8,748,330 issued and outstanding shares of the common stock as of such date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding

Directors, Nominees and Named Executive Officers
Julie A. Brink	222,145	(2)	2.5%
Michael J. Foster	9,750	(3)	*

Lee R. Keith	0		*
William G. Keller, Jr.	88,549	(4)	1.0%
Dennis M. Prock	562,261	(5)	6.4%
John R. Spake	8,300	(6)	*
James W. Tracy	1,500	(7)	*

Ted T. Awerkamp	15,000	(8)	*

Michael P. McGrath	2,550	(9)	*
Daniel J. Cook	1,012	(10)	*
All Executive Officers and Directors as a group (includes 10 individuals)	911,067		10.4%

(1) Includes shares of common stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise voting and/or investment power, as described in the corresponding footnotes.

(2) Includes 2,400 shares of common stock held personally and 219,745 shares held by R.L. Brink Corp. and Thompson, Inc. of which Ms. Brink is a Director, Vice President, and Secretary, over which she holds shared voting power but not investment power.

(3) Includes 7,050 shares owned by Mr. Foster through an individual retirement account over which he has sole voting and investment power and 2,700 shares owned by Mr. Foster with his spouse over which he shares voting and investment power.

(4) Includes 10,620 shares owned by Mr. Keller personally and 77,929 shares held by Mr. Keller as co-trustee of the Schmiedeskamp, Robertson, Neu & Mitchell LLP Profit-Sharing Plan, over which the trustees hold voting power but not investment power.  The shares in this plan include 15,750 shares for which Mr. Keller is a beneficiary and thus holds investment power.

(5) Shares held by Mr. Prock through a grantor revocable trust and an individual retirement account, over both of which he has sole voting and investment power.  Includes 559,035 shares pledged as collateral securing loans from Town and Country Bank, Quincy, Illinois.

(6) Includes 5,400 shares held by Mr. Spake through an individual retirement account and 2,900 shares he owns in his individual name, all over which he has sole voting and investment power.

(7) Shares are held by Mr. Tracy jointly with his spouse, with whom he shares voting and investment power.

(8) Includes 2,895 shares owned by Mr. Awerkamp through an individual retirement account over which he has sole voting and investment power and 12,105 shares owned jointly with his spouse over which he shares voting and investment power.

(9) Shares are held by Mr. McGrath through an individual retirement account over which he has sole voting and investment power.

(10) Shares are held by Mr. Cook through an individual retirement account over which he has sole voting and investment power.

* Less than one percent (1%) of the outstanding shares of common stock.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Loans and Other Customer Relationships Between Company and Certain Related Parties

 Our executive officers, current directors, director nominees, beneficial owners of five percent or more of the Company’s outstanding shares, and their respective associates and controlled companies have been, and we anticipate they will continue to be, customers of our subsidiary banks in the ordinary course of business, which includes obtaining loans, maintaining deposit accounts and entering into trust and other fiduciary relationships with our subsidiaries.  The most significant type of these traditional customer relationships are loans that our banks, principally Mercantile Bank, have extended from time to time to these persons and their associates.   All of our insider loans outstanding at any point during 2010 (a) were extended consistent with similar practices in the banking industry generally, (b) were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the banks’ other customers, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features, and, as of December 31, 2010, no such loan was past due more than 90 days, on nonaccrual status, a restructured loan under FAS 15, or a potential problem loan.

Other Business Relationships with Certain Related Parties

 In addition, from time to time the Company and its subsidiaries enter into other business transactions or business or professional relationships with executive officers, current directors, director nominees, and beneficial owners of five percent or more of the Company’s outstanding shares (including their respective associates and controlled companies).  During 2010, the Company had no such transaction or relationship with any of the executive officers, current directors, director nominees, or beneficial owners of five percent or more of the Company’s outstanding shares or their respective affiliates where the dollar amount in question exceeded $120,000, except for the borrowing relationship described below with Great River Bancshares, Inc. (“Great River”), which is owned by R. Dean Phillips (“Phillips”), a beneficial owner of more than five percent of the Company’s outstanding shares.

The Company and Great River had a lending relationship from December 2008, when Great River purchased certain loans that U.S. Bank National Association (“USB”) had made to the Company, through December 31, 2010, when the parties terminated the lending relationship.  The Company has no ongoing business relationship with Great River.

During 2010, there were three notes payable by the Company to Great River.  The original principal amounts of two of the notes purchased from USB were $5,037,000 and $2,015,000, and they were secured by 100% of the outstanding shares of the Company’s subsidiary banks and certain other assets.  Interest was payable quarterly at fixed annual rates of 7.5%, and the notes included scheduled payments of principal and interest through August 2010.  In November 2009, Great River had issued another note payable in the amount of $11,000,000 to the Company, with a maturity of January 31, 2010 and an annual interest rate of 7.5%.  The largest aggregate amounts of principal outstanding regarding these notes during 2010 were $5,037,000 with respect to the $5,037,000 note, $135,000 with respect to the $2,015,000 note, and $11,000,000 with respect to the $11,000,000 note.  The $135,000 balance of the $2,015,000 note, along with both principal and interest pertaining to the $5,037,000 and $11,000,000 notes in the amounts of $16,172,000 and $76,970, respectively, were paid in full in February 2010 from the proceeds of the Company’s sale of Marine Bank & Trust and Brown County State Bank.

Great River had also provided the Company a new line of credit on November 21, 2009, in the principal amount of $7,000,000, which had a maturity date of December 31, 2010, and bore interest at 7.5% per annum.  The Company did not utilize the credit line, and it was terminated in connection with the termination of the overall lending relationship as of December 31, 2010.

Policy and Procedures on Related Party Transactions

The Company has adopted a related person transaction policy applicable to certain transactions between the Company or its subsidiaries and any executive officer or director of the Company, including their immediate family members and their controlled companies and business entities.  Under the policy, any such related party transaction, as further defined in Item 404 of Regulation S-K of the SEC rules, will be evaluated and approved or disapproved by the Company’s Audit Committee or, if it is unable to act, by a majority of the disinterested directors of the Company.  These transactions are also subject to and governed by the Company’s Code of Ethics and Standards of Conduct, which together with the policy are available on the Company’s website at www.mercbanx.com.  The Nominating/Corporate Governance Committee will also be apprised of any related party transactions and consider that information in determining director independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our Company’s directors and executive officers, and persons who own more than 10% of any class of equity securities of our Company registered pursuant to Section 12 of the Exchange Act, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in such securities and other equity securities of our Company.  Securities and Exchange Commission regulations require directors, executive officers and greater than 10% stockholders to furnish our Company with copies of all Section 16(a) reports they file.

Based solely on our review of these reports, or written statements from these persons that they were not required to file any reports in 2010, we believe that all of our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) reporting requirements in 2010 and timely filed all reports.

OTHER BUSINESS AT THE MEETING

The Board of Directors is not aware of, and does not intend to present, any matter for action at the annual meeting other than those referred to in this proxy statement.  If, however, any other matter properly comes before the annual meeting or any adjournment, the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment, unless authority to vote on other matters has been withheld.

ANNUAL REPORT

Our Company’s Annual Report to Stockholders, containing consolidated financial statements for the year ended December 31, 2010, is being mailed with this proxy statement to all stockholders entitled to vote at the annual meeting.  Such Annual Report is not to be regarded as proxy solicitation material.

A COPY OF OUR COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, AS FILED WITH THE SEC, EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF RECORD AS OF APRIL 11, 2011, UPON WRITTEN REQUEST TO CORPORATE SECRETARY, MERCANTILE BANCORP, INC., 200 NORTH 33RD STREET, QUINCY, ILLINOIS 62301.  Our Company will provide a copy of any exhibit(s) to the Form 10-K report to any such person upon receipt of a specific written request from such person for such exhibit(s) together with payment of our reasonable expenses in furnishing such exhibit(s).  You may read and download our Form 10-K, including exhibits, as well as our other SEC filings, over the internet from several commercial document retrieval services as well as at the SEC’s internet website (www.sec.gov), which site may be accessed through the Company’s internet website under “Investor Relations” section at www.mercbanx.com.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (including brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of our Company will be householding our proxy materials.  A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders.  Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in householding.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Corporate Secretary, Mercantile Bancorp, Inc., 200 North 33rd Street, Quincy, Illinois 62301, or (3) contact the Corporate Secretary at (217) 223-7300.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker if your shares are held in a brokerage account or us at the address above if your shares are registered in your name.  In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

By Order of the Board of Directors

Ted T. Awerkamp
President and Chief Executive Officer

April 25, 2011
Quincy, Illinois

200 North 33rd Street, P O Box 3455 Quincy, IL 62305-3455 ANNUAL MEETING MAY 23, 2011 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

PROXY VOTING
You can vote in one of three ways:
1) By Internet, 2) By Mail, 3) By Phone.
See the below for instructions.

IF YOU ARE NOT VOTING BY INTERNET OR BY
TELEPHONE, COMPLETE BOTH SIDES OF THIS
PROXY, DETACH AND RETURN IN THE
ENCLOSED ENVELOPE TO:

IST Shareholder Services
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

If you personally plan to attend the Annual Meeting of Stockholders please check the box below. For address changes/comments please check the box below.

I/We do plan to attend the 2011 Annual Meeting.	☐	Address changes/ comments	☐

DETACH PROXY CARD HERE	(continued on reverse side)

VOTER CONTROL NUMBER

TO VOTE BY INTERNET
Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.
Visit our Internet voting site at www.ilstk.com, click on the “I am a Shareholder,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.

Please note that all votes cast by telephone must be completed and submitted prior to Saturday, May 21, 2011 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE
Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3.	When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.
Please note that all votes cast by telephone must be completed and submitted prior to Saturday, May 22, 2010 at 11:59 p.m. Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY MAIL To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

PROXY - Mercantile Bancorp, Inc.
MERCANTILE BANCORP, INC.	Annual Meeting of Stockholders, May 23, 2011

The stockholder(s) hereby appoint(s) F.R. McFarland and Daniel J. Cook, and each of them, with full power to act alone and each with the power to appoint his substitute, as the true and lawful attorneys-in-fact and proxies, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Mercantile Bancorp, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at MERCANTILE BANK, 200 NORTH 33rd STREET, QUINCY, IL on MONDAY, MAY 23, 2011, AT 2:00 p.m., for the purposes noted below, and any adjournment or postponement thereof, with all the powers the stockholder(s) would possess if personally present.

The Board of Directors recommends that you vote FOR proposals 1, and 2.
1. To elect a Board of eight (8) directors to serve for the ensuing year.

Election of Directors		FOR	WITHHELD			FOR	WITHHELD

01	Ted T. Awerkamp	☐	☐	05	William G. Keller, Jr.	☐	☐
02	Julie A. Brink	☐	☐	06	Dennis M. Prock	☐	☐
03	Michael J. Foster	☐	☐	07	John R. Spake	☐	☐
04	Lee R. Keith	☐	☐	08	James W. Tracy	☐	☐

2.	To consider and act upon ratification of the selection of the accounting firm of BKD, LLP as the independent auditors of our Company for the year ending December 31, 2011; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY  EXECUTED,  WILL  BE  VOTED  AS  DIRECTED  BY THE
STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS  PROXY WILL BE VOTED
FOR THE ELECTION OF THE NOMINEES LISTED FOR THE BOARD OF DIRECTORS, FOR
PROPOSAL 2, AND IN THE DISCRETION OF  THE  PROXIES ON SUCH OTHER MATTERS
AS MAY PROPERLY COME BEFORE THE ANNUAL  MEETING  OR ANY ADJOURNMENTS
OR  POSTPONEMENTS  THEREOF TO  THE  EXTENT  PERMITTED  UNDER  APPLICABLE
LAW.

ADDRESS CHANGES / COMMENTS

SIGNATURE	DATE

SIGNATURE	DATE

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DETACH PROXY CARD HERE

ATTENTION SHAREHOLDERS
INTERNET VOTING
You can now submit your Proxy via the Internet and have your vote recorded.

•	Why use the Internet
	–	Internet Voting is timelier.

	–	It saves the Company ever-rising cost of business reply postage.

	–	You can change your vote by re-voting at any time.

	–	It is simple and easy to use.

•	Instructions for Internet Voting can be found on the reverse side.

•	The Internet Voting Website is:
http://www.ilstk.com - click on “I am a Shareholder” and select “Internet Voting”